EXHIBIT 10.6

SE C U R IT IE S PU R C H A S E AG R E E M E N T

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of February 22, 2022, is entered into by and between CEMTREX INC., a Delaware corporation (“Company”), and STREETERVILLE CAPITAL, LLC, a Utah limited liability company, its successors and/or assigns (“Investor”).

A. Company and Investor are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder by the United States Securities and Exchange Commission (the “SEC”).

B. Investor desires to purchase and Company desires to issue and sell, upon the terms and conditions set forth in this Agreement: (a) a Promissory Note, in the form attached hereto as Exhibit A, in the original principal amount of $9,205,000.00 (the “Note”); and (b) 1,000,000 shares (the “Commitment Shares”) of Company’s common stock, $0.001 par value per share (the “Common Stock”).

C. This Agreement, the Note, and all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Agreement, as the same may be amended from time to time, are collectively referred to herein as the “Transaction Documents”.

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Investor hereby agree as follows:

1. Purchase and Sale of Securities.

2.1. Purchase of Securities. Company shall issue and sell to Investor and Investor shall purchase from Company the Note and the Commitment Shares. In consideration thereof, Investor shall pay the Purchase Price (as defined below) to Company.

2.2. Form of Payment. On the Closing Date (as defined below), Investor shall pay the Purchase Price to Company via wire transfer of immediately available funds against delivery of the Note and issuance of the Commitment Shares.

2.3. Closing Date. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 5 and Section 6 below, the date of the issuance and sale of the Note pursuant to this Agreement (the “Closing Date”) shall be February 22, 2022, or such other mutually agreed upon date. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date by means of the exchange by email of .pdf documents, but shall be deemed for all purposes to have occurred at the offices of Hansen Black Anderson Ashcraft PLLC in Lehi, Utah.

2.4. Collateral for the Note. The Note shall not be secured.

2.5. Original Issue Discount; Transaction Expense Amount. The Note carries an original issue discount of $1,200,000.00 (the “OID”). In addition, Company agrees to pay $5,000.00 to Investor to cover Investor’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of the Note (the “Transaction Expense Amount”), all of which amount is included in the initial principal balance of the Note. The “Purchase Price”, therefore, shall be $8,000,000.00, computed as follows: $9,205,000.00 initial principal balance, less the OID, less the Transaction Expense Amount. Company agrees that it will pay any and all expenses associated with the issuance of the Commitment Shares.

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3. Investor’s Representations and Warranties. Investor represents and warrants to Company that as of the Closing Date: (i) this Agreement has been duly and validly authorized; (ii) this Agreement constitutes a valid and binding agreement of Investor enforceable in accordance with its terms; and (iii) Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the 1933 Act.

4. Company’s Representations and Warranties. Company represents and warrants to Investor that as of the Closing Date: (i) Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted; (ii) Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary; (iii) Company has registered the Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is obligated to file reports pursuant to Section 13 or Section 15(d) of the 1934 Act; (iv) each of the Transaction Documents and the transactions contemplated hereby and thereby, have been duly and validly authorized by Company and all necessary actions have been taken; (v) this Agreement, the Note, and the other Transaction Documents have been duly executed and delivered by Company and constitute the valid and binding obligations of Company enforceable in accordance with their terms; (vi) the execution and delivery of the Transaction Documents by Company and the consummation by Company of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by Company of any of the terms or provisions of, or constitute a default under (a) Company’s formation documents or bylaws, each as currently in effect, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Company is a party or by which it or any of its properties or assets are bound, including, without limitation, any listing agreement for the Common Stock, or (c) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal, state or foreign regulatory body, administrative agency, or other governmental body having jurisdiction over Company or any of Company’s properties or assets; (vii) no further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any lender of Company is required to be obtained by Company for the issuance of the Note to Investor or the entering into of the Transaction Documents; (viii) none of Company’s filings with the SEC contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; (ix) Company has filed all reports, schedules, forms, statements and other documents required to be filed by Company with the SEC under the 1934 Act on a timely basis or has received a valid extension of such time of filing and has filed any such report, schedule, form, statement or other document prior to the expiration of any such extension; (x) there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of Company, threatened against or affecting Company before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a material adverse effect on Company or which would adversely affect the validity or enforceability of, or the authority or ability of Company to perform its obligations under, any of the Transaction Documents;

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(xi) Company has not consummated any financing transaction that has not been disclosed in a periodic filing or current report with the SEC under the 1934 Act; (xii) Company is not, nor has it been at any time in the previous twelve (12) months, a “Shell Company,” as such type of “issuer” is described in Rule 144(i)(1) under the 1933 Act; (xiii) with respect to any commissions, placement agent or finder’s fees or similar payments that will or would become due and owing by Company to any person or entity as a result of this Agreement or the transactions contemplated hereby (“Broker Fees”), any such Broker Fees will be made in full compliance with all applicable laws and regulations and only to a person or entity that is a registered investment adviser or registered broker-dealer; (xiv) Investor shall have no obligation with respect to any Broker Fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this subsection that may be due in connection with the transactions contemplated hereby and Company shall indemnify and hold harmless each of Investor, Investor’s employees, officers, directors, stockholders, managers, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys’ fees) and expenses suffered in respect of any such claimed or existing Broker Fees; (xv) neither Investor nor any of its officers, directors, members, managers, employees, agents or representatives has made any representations or warranties to Company or any of its officers, directors, employees, agents or representatives except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Company is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, employees, agents or representatives other than as set forth in the Transaction Documents; (xvi) Company acknowledges that the State of Utah has a reasonable relationship and sufficient contacts to the transactions contemplated by the Transaction Documents and any dispute that may arise related thereto such that the laws and venue of the State of Utah, as set forth more specifically in Section 8.3 below, shall be applicable to the Transaction Documents and the transactions contemplated therein; (xvii) Company has consulted with counsel and conducted its own due diligence, and understands that Investor is not registered as a ‘dealer’ under the 1934 Act, and agrees Investor is not required to do so; and (xviii) Company has performed due diligence and background research on Investor and its affiliates, including, without limitation, John M. Fife, and, to its satisfaction, has made inquiries with respect to all matters Company may consider relevant to the undertakings and relationships contemplated by the Transaction Documents, including, among other things, the following: http://investing.businessweek.com/research/stocks/people/person.asp?personId=7505107&ticker=UAHC; SEC Civil Case No. 07-C-0347 (N.D. Ill.); SEC Civil Action No. 07-CV-347 (N.D. Ill.); and FINRA Case #2011029203701. In addition, various affiliates of Investor are involved in ongoing litigation with the SEC regarding broker-dealer registration (see SEC Civil Case No. 1:20-cv-05227 (N.D. Ill.)). Company, being aware of the matters described in subsections (xvii) and (xviii) above, acknowledges and agrees that such matters, or any similar matters, have no bearing on the transactions contemplated by the Transaction Documents and covenants and agrees it will not use any such information as a defense to performance of its obligations under the Transaction Documents or in any attempt to avoid, modify or reduce such obligations.

5. Company Covenants. Until all of Company’s obligations under the Note are paid and performed in full, or within the timeframes otherwise specifically set forth below, Company will at all times comply with the following covenants: (i) Company will timely file on the applicable deadline all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act, and will take all reasonable action under its control to ensure that adequate current public information with respect to Company, as required in accordance with Rule 144 of the 1933 Act, is publicly available, and will not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination; (ii) the Common Stock shall be listed or quoted for trading on any of (a) NYSE, (b) NASDAQ, (c) OTCQX, or (d) OTCQB; (iii) trading in Company’s Common Stock will not be suspended, halted, chilled, frozen, reach zero bid or otherwise cease on Company’s principal trading market; (iv) when issued, the Commitment Shares will be duly authorized, validly issued, full paid for and non-assessable; and (v) Company will not make any Variable Security Issuance (as defined below) without Investor’s prior written consent, which consent may be granted or withheld in Investor’s sole and absolute discretion. For purposes hereof, the term “Variable Security Issuance” means any issuance of Company securities that (A) have or may have conversion rights of any kind, contingent, conditional or otherwise, in which the number of shares that may be issued pursuant to such conversion right varies with the market price of Company’s Common Stock, or (B) are or may become convertible into Company’s Common Stock (including without limitation convertible debt, warrants or convertible preferred stock), with a conversion price that varies with the market price of Company’s Common Stock, even if such security only becomes convertible following an event of default, the passage of time, or another trigger event or condition. For avoidance of doubt, the issuance of shares of Company’s Common Stock under, pursuant to, in exchange for or in connection with any contract or instrument, whether convertible or not, is deemed a Variable Security Issuance for purposes hereof if the number of shares of Company Common Stock to be issued is based upon or related in any way to the market price of Company’s Common Stock, including, but not limited to, Company’s Common Stock issued in connection with a Section 3(a)(9) exchange, a Section 3(a)(10) settlement, or any other similar settlement or exchange.

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6. Conditions to Company’s Obligation to Sell. The obligation of Company hereunder to issue and sell the Note to Investor at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

6.1. Investor shall have executed this Agreement and delivered the same to Company.

6.2. Investor shall have delivered the Purchase Price to Company in accordance with Section 1.2 above.

7. Conditions to Investor’s Obligation to Purchase. The obligation of Investor hereunder to purchase the Note at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for Investor’s sole benefit and may be waived by Investor at any time in its sole discretion:

7.1. Company shall have executed this Agreement and the Note and delivered the same to Investor.

7.2. Company shall have delivered to Investor a fully executed Secretary’s Certificate substantially in the form attached hereto as Exhibit B evidencing Company’s approval of the Transaction Documents.

7.3. Company shall have delivered to Investor fully executed copies of all other Transaction Documents required to be executed by Company herein or therein.

8. Terms of Future Financings. So long as the Note is outstanding, upon any Variable Security Issuance by Company in any private transaction (e.g., a transaction not involving an offering of Company securities to the general public), then Company shall notify Investor of such Variable Security Issuance and the terms of such Variable Security Issuance, at Investor’s option, shall become a part of the Transaction Documents for the benefit of Investor. Additionally, if Company fails to notify Investor of any such Variable Security Issuance, but Investor becomes aware of such Variable Security Issuance, Investor may notify Company of such Variable Security Issuance and the terms of such Variable Security Issuance shall become a part of the Transaction Documents retroactive to the date on which such Variable Security Issuance was made to the applicable third party.

9. Miscellaneous. The provisions set forth in this Section 8 shall apply to this Agreement, as well as all other Transaction Documents as if these terms were fully set forth therein; provided, however, that in the event there is a conflict between any provision set forth in this Section 8 and any provision in any other Transaction Document, the provision in such other Transaction Document shall govern.

9.1. Certain Capitalized Terms. To the extent any capitalized term used in any Transaction Document is defined in any other Transaction Document (as noted therein), such capitalized term shall remain applicable in the Transaction Document in which it is so used even if the other Transaction Document (wherein such term is defined) has been released, satisfied, or is otherwise cancelled or terminated.

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9.2. Arbitration of Claims. The parties shall submit all Claims (as defined in Exhibit C) arising under this Agreement or any other Transaction Document or any other agreement between the parties and their affiliates or any Claim relating to the relationship of the parties to binding arbitration pursuant to the arbitration provisions set forth in Exhibit C attached hereto (the “Arbitration Provisions”). The parties hereby acknowledge and agree that the Arbitration Provisions are unconditionally binding on the parties hereto and are severable from all other provisions of this Agreement. By executing this Agreement, Company represents, warrants and covenants that Company has reviewed the Arbitration Provisions carefully, consulted with legal counsel about such provisions (or waived its right to do so), understands that the Arbitration Provisions are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agrees to the terms and limitations set forth in the Arbitration Provisions, and that Company will not take a position contrary to the foregoing representations. Company acknowledges and agrees that Investor may rely upon the foregoing representations and covenants of Company regarding the Arbitration Provisions.

9.3. Governing Law; Venue. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. Each party consents to and expressly agrees that the exclusive venue for arbitration of any dispute arising out of or relating to any Transaction Document or the relationship of the parties or their affiliates shall be in Salt Lake County, Utah. Without modifying the parties’ obligations to resolve disputes hereunder pursuant to the Arbitration Provisions, for any litigation arising in connection with any of the Transaction Documents, each party hereto hereby (i) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in Salt Lake County, Utah, (ii) expressly submits to the exclusive venue of any such court for the purposes hereof, and (iii) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim, defense or objection to the bringing of any such proceeding in such jurisdiction or to any claim that such venue of the suit, action or proceeding is improper.

9.4. Specific Performance. Company acknowledges and agrees that irreparable damage may occur to Investor in the event that Company fails to perform any material provision of this Agreement or any of the other Transaction Documents in accordance with its specific terms. It is accordingly agreed that Investor shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or such other Transaction Document and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any Investor may be entitled under the Transaction Documents, at law or in equity. For the avoidance of doubt, in the event Investor seeks to obtain an injunction against Company or specific performance of any provision of any Transaction Document, such action shall not be a waiver of any right of Investor under any Transaction Document, at law, or in equity, including without limitation its rights to arbitrate any Claim pursuant to the terms of the Transaction Documents.

9.5. Calculation Disputes. Notwithstanding the Arbitration Provisions, in the case of a dispute as to any determination or arithmetic calculation under the Transaction Documents (each, a “Calculation”), Company or Investor (as the case may be) shall submit any disputed Calculation via email or facsimile with confirmation of receipt (i) within two (2) business days after receipt of the applicable notice giving rise to such dispute to Company or Investor (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after Investor learned of the circumstances giving rise to such dispute. If Investor and Company are unable to agree upon such Calculation within two (2) business days of such disputed Calculation being submitted to Company or Investor (as the case may be), then Investor will promptly submit via email or facsimile the disputed Calculation to Unkar Systems Inc. (“Unkar Systems”). Investor shall cause Unkar Systems to perform the Calculation and notify Company and Investor of the results no later than ten (10) business days from the time it receives such disputed Calculation. Unkar Systems’ determination of the disputed Calculation shall be binding upon all parties absent demonstrable error. Unkar Systems’ fee for performing such Calculation shall be paid by the incorrect party, or if both parties are incorrect, by the party whose Calculation is furthest from the correct Calculation as determined by Unkar Systems. Notwithstanding the foregoing, Investor may, in its sole discretion, designate an independent, reputable investment bank or accounting firm other than Unkar Systems to resolve any such dispute and in such event, all references to “Unkar Systems” herein will be replaced with references to such independent, reputable investment bank or accounting firm so designated by Investor.

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9.6. Counterparts. Each Transaction Document may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of a Transaction Document (or such party’s signature page thereof) will be deemed to be an executed original thereof.

9.7. Document Imaging. Investor shall be entitled, in its sole discretion, to image or make copies of all or any selection of the agreements, instruments, documents, and items and records governing, arising from or relating to any of Company’s loans, including, without limitation, this Agreement and the other Transaction Documents, and Investor may destroy or archive the paper originals. The parties hereto (i) waive any right to insist or require that Investor produce paper originals, (ii) agree that such images shall be accorded the same force and effect as the paper originals, (iii) agree that Investor is entitled to use such images in lieu of destroyed or archived originals for any purpose, including as admissible evidence in any demand, presentment or other proceedings, and (iv) further agree that any executed facsimile (faxed), scanned, emailed, or other imaged copy of this Agreement or any other Transaction Document shall be deemed to be of the same force and effect as the original manually executed document.

9.8. Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

9.9. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

9.10. Entire Agreement. This Agreement, together with the other Transaction Documents, contains the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Company nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters. For the avoidance of doubt, all prior term sheets or other documents between Company and Investor, or any affiliate thereof, related to the transactions contemplated by the Transaction Documents (collectively, “Prior Agreements”), that may have been entered into between Company and Investor, or any affiliate thereof, are hereby null and void and deemed to be replaced in their entirety by the Transaction Documents. To the extent there is a conflict between any term set forth in any Prior Agreement and the term(s) of the Transaction Documents, the Transaction Documents shall govern.

9.11. No Reliance. Company acknowledges and agrees that neither Investor nor any of its officers, directors, members, managers, representatives or agents has made any representations or warranties to Company or any of its officers, directors, representatives, agents or employees except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Company is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, agents or representatives other than as set forth in the Transaction Documents.

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9.12. Amendments. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by both parties hereto.

9.13.

9.14. Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (i) the date delivered, if delivered by personal delivery as against written receipt therefor or by email to an executive officer, or by facsimile (with successful transmission confirmation), (ii) the earlier of the date delivered or the third business day after deposit, postage prepaid, in the United States Postal Service by certified mail, or (iii) the earlier of the date delivered or the third business day after mailing by express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by five (5) calendar days’ advance written notice similarly given to each of the other parties hereto):

If to Company:

Cemtrex Inc.

Attn: Saagar Govil

276 Greenpoint Ave. Bld 8 Suite 208
Brooklyn, New York 11222

Email: sgovil@cemtrex.com

If to Investor:

Streeterville Capital, LLC
Attn: John Fife

303 East Wacker Drive, Suite 1040

Chicago, Illinois 60601

Email: jfife@chicagoventure.com

With a copy to (which copy shall not constitute notice):
Hansen Black Anderson Ashcraft PLLC

Attn: Jonathan K. Hansen

3051 West Maple Loop Drive, Suite 325
Lehi, Utah 84043

Email: jhansen@hbaalaw.com

9.15. Successors and Assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Investor hereunder may be assigned by Investor to a third party, including its affiliates, in whole or in part, without the need to obtain Company’s consent thereto. Company may not assign its rights or obligations under this Agreement or delegate its duties hereunder without the prior written consent of Investor.

9.16. Survival. The representations and warranties of Company and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of Investor. Company agrees to indemnify and hold harmless Investor and all its officers, directors, employees, attorneys, and agents for loss or damage arising as a result of or related to any breach or alleged breach by Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

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9.17. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9.18. Investor’s Rights and Remedies Cumulative; Liquidated Damages. All rights, remedies, and powers conferred in this Agreement and the Transaction Documents are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that Investor may have, whether specifically granted in this Agreement or any other Transaction Document, or existing at law, in equity, or by statute, and any and all such rights and remedies may be exercised from time to time and as often and in such order as Investor may deem expedient. The parties acknowledge and agree that upon Company’s failure to comply with the provisions of the Transaction Documents, Investor’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates, Investor’s increased risk, and the uncertainty of the availability of a suitable substitute investment opportunity for Investor, among other reasons. Accordingly, any fees, charges, and default interest due under the Note and the other Transaction Documents are intended by the parties to be, and shall be deemed, liquidated damages. The parties agree that such liquidated damages are a reasonable estimate of Investor’s actual damages and not a penalty, and shall not be deemed in any way to limit any other right or remedy Investor may have hereunder, at law or in equity. The parties acknowledge and agree that under the circumstances existing at the time this Agreement is entered into, such liquidated damages are fair and reasonable and are not penalties. All fees, charges, and default interest provided for in the Transaction Documents are agreed to by the parties to be based upon the obligations and the risks assumed by the parties as of the Closing Date and are consistent with investments of this type. The liquidated damages provisions of the Transaction Documents shall not limit or preclude a party from pursuing any other remedy available at law or in equity; provided, however, that the liquidated damages provided for in the Transaction Documents are intended to be in lieu of actual damages.

9.19. Attorneys’ Fees and Cost of Collection. In the event of any arbitration or action at law or in equity to enforce or interpret the terms of this Agreement or any of the other Transaction Documents, the parties agree that the party who is awarded the most money (which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any party) shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees, deposition costs, and expenses paid by such prevailing party in connection with arbitration or litigation without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading. If (i) the Note is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Investor otherwise takes action to collect amounts due under the Note or to enforce the provisions of the Note, or (ii) there occurs any bankruptcy, reorganization, receivership of Company or other proceedings affecting Company’s creditors’ rights and involving a claim under the Note; then Company shall pay the costs incurred by Investor for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees, expenses, deposition costs, and disbursements.

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9.20. Waiver. No waiver of any provision of this Agreement shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

9.21. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

9.22. Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement and the other Transaction Documents.

9.23. No Changes; Signature Pages. Company, as well as the person signing each Transaction Document on behalf of Company, represents and warrants to Investor that it has not made any changes to this Agreement or any other Transaction Document except those that have been conspicuously disclosed to Investor in a “redline” or similar draft of the applicable Transaction Document, which clearly marks all changes Company has made to the applicable Transaction Document. Moreover, the versions of the Transaction Documents signed by Company are the same versions Investor delivered to Company as being the “final” versions of the Transaction Documents and Company represents and warrants that it has not made any changes to such “final” versions of the Transaction Documents and that the versions Company signed are the same versions Investor delivered to it. In the event Company has made any changes to any Transaction Document that are not conspicuously disclosed to Investor in a “redline” or similar draft of the applicable Transaction Document and that have not been explicitly accepted and agreed upon by Investor, Company acknowledges and agrees that any such changes shall not be considered part of the final document set. Finally, and in furtherance of the foregoing, Company agrees and authorizes Investor to compile the “final” versions of the Transaction Documents, which shall consist of Company’s executed signature pages for all Transaction Documents being applied to the last set of the Transaction Documents that Investor delivered to Company, and Company agrees that such versions of the Transaction Documents that have been collated by Investor shall be deemed to be the final versions of the Transaction Documents for all purposes.

9.24. Voluntary Agreement. Company has carefully read this Agreement and each of the other Transaction Documents and has asked any questions needed for Company to understand the terms, consequences and binding effect of this Agreement and each of the other Transaction Documents and fully understand them. Company has had the opportunity to seek the advice of an attorney of Company’s choosing, or has waived the right to do so, and is executing this Agreement and each of the other Transaction Documents voluntarily and without any duress or undue influence by Investor or anyone else.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the undersigned Investor and Company have caused this Agreement to be duly executed as of the date first above written.

SUBSCRIPTION AMOUNT:

Principal Amount of Note:	$9,205,000.00

Purchase Price:	$8,000,000.00

INVESTOR:

STREETERVILLE CAPITAL, LLC

By:	/s/ John M. Fife
John M. Fife, President

COMPANY:

CEMTREX INC.

By:	/s/ Saagar Govil
Name:	Saagar Govil
Title:	CEO

ATTACHED EXHIBITS:

Exhibit A Note

Exhibit B Secretary’s Certificate

Exhibit C Arbitration Provisions

[Signature Page to Securities Purchase Agreement]

Exhibit A

PROMISSORY NOTE

U.S. $9,205,000.00	February 22, 2022

FOR VALUE RECEIVED, Cemtrex Inc., a Delaware corporation (“Borrower”), promises to pay in lawful money of the United States of America to the order of Streeterville Capital, LLC, a Utah limited liability company, or its successors or assigns (“Lender”), the principal sum of $9,205,000.00, together with all other amounts due under this Promissory Note (this “Note”). This Note is issued pursuant to that certain Securities Purchase Agreement of even date herewith between Borrower and Lender (the “Purchase Agreement”).

1. PAYMENT. Borrower shall pay to Lender the entire outstanding balance of this Note on or before the date that is eighteen (18) months from the date hereof (the “Maturity Date”). Borrower will make all payments of sums due hereunder to Lender at Lender’s address set forth in the Purchase Agreement, or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs and late charges, then to accrued interest and finally to principal.

2. INTEREST. Interest shall accrue on the outstanding balance of this Note at the rate of eight percent (8%) per annum from the date hereof until this Note is paid in full. Upon the occurrence of an Event of Default (as defined below), interest shall accrue on the outstanding balance of this Note at the lesser of the rate of eighteen percent (18%) per annum or the maximum rate permitted by applicable law. All interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound daily and shall be payable in accordance with the terms of this Note.

3. ORIGINAL ISSUE DISCOUNT; TRANSACTION EXPENSES. This Note carries an original issue discount of $1,200,000.00. In addition, Borrower agrees to pay $5,000.00 to Lender to cover Lender’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of this Note, all of which amounts are included in the initial principal balance of this Note and are fully earned and payable as of the date hereof.

4. PREPAYMENT. Borrower may pay all or any portion of the amount owed earlier than it is due; provided that in the event Borrower elects to prepay all or any portion of the outstanding balance, it shall pay to Lender 115% of the portion of the outstanding balance Borrower elects to prepay. Early payments of less than all principal, fees and interest outstanding will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s remaining obligations hereunder.

5. REDEMPTIONS. Beginning on the date that is six (6) months from the date hereof and at any time thereafter until this Note is paid in full, Lender shall have the right to redeem up to $800,000.00 of the outstanding balance of this Note per calendar month (the amount of each exercise, the “Redemption Amount”) by providing written notice (each, a “Redemption Notice”) delivered to Borrower by facsimile, email, mail, overnight courier, or personal delivery. Upon receipt of any Redemption Notice, Borrower shall pay the applicable Redemption Amount in cash to Lender within five (5) business days of Borrower’s receipt of such Redemption Notice.

6. EVENT OF DEFAULT. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a) Failure to Pay. Borrower shall fail to pay when due, whether at stated maturity, upon acceleration or otherwise, any principal or interest payment, or any other payment required under the terms of this Note on the date due.

(b) Breaches of Covenants. Borrower or any other person or entity defaults or otherwise fails to observe or perform any covenant, obligation, condition or agreement of Borrower contained herein or in any other Transaction Document (as defined in the Purchase Agreement).

(c) Representations and Warranties. Any representation or warranty made by Borrower to Lender in this Note, the Purchase Agreement, any other Transaction Document, or any related agreement shall be false, incorrect, incomplete or misleading in any material respect when made or furnished.

(d) Voluntary Bankruptcy or Insolvency Proceedings. Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its or any of its creditors, (iii) be dissolved or liquidated, or (iv) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it.

(e) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator, or custodian of Borrower or of all or a substantial part of its property, or an involuntary case or other proceedings seeking liquidation, reorganization, or other relief with respect to Borrower or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement.

(f) Government Action. If any governmental or regulatory authority takes or institutes any action that will materially affect Borrower’s financial condition, operations or ability to pay or perform Borrower’s obligations under this Note.

(g) Judgment. A judgment or judgments for the payment of money in excess of the sum of $100,000.00 in the aggregate shall be rendered against Borrower and either (i) the judgment creditor executes on such judgment or (ii) such judgment remains unpaid or undischarged for more than sixty (60) days from the date of entry thereof or such longer period during which execution of such judgment shall be stayed during an appeal from such judgment.

(h) Attachment. Any execution or attachment shall be issued whereby any substantial part of the property of Borrower shall be taken and the same shall not have been vacated or stayed within thirty (30) days after the issuance thereof.

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(i) Cross Default. Borrower breaches or any event of default occurs under any term or provision of any Other Agreement (as defined hereafter). For purposes hereof, “Other Agreement” means collectively, (i) all existing and future agreements and instruments between, among or by Borrower (or an affiliate), on the one hand, and Lender (or an affiliate), on the other hand, and (ii) any financing agreement or a material agreement that affects Borrower’s ongoing business operations.

7. ACCELERATION; REMEDIES.

(a) At any time following the occurrence of an Event of Default (other than an Event of Default referred to in Sections 6(d) and 6(e)), Lender may, by written notice to Borrower, declare all unpaid principal, plus all accrued interest and other amounts due hereunder to be immediately due and payable at the Mandatory Default Amount (as defined below) without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 6(d) and 6(e), immediately and without notice, all outstanding unpaid principal, plus all accrued interest and other amounts due hereunder shall automatically become immediately due and payable at the Mandatory Default Amount, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Lender may exercise any other right, power or remedy permitted to it by law, either by suit in equity or by action at law, or both. For purposes hereof, the term “Mandatory Default Amount” means an amount equal to 115% (the “Default Premium”) of the outstanding balance of this Note (which outstanding balance, for avoidance of doubt, shall include principal, interest, fees and any previously incurred prepayment premium) as of the date the applicable Event of Default occurred, plus all interest, fees, and charges that may accrue on such outstanding balance thereafter.

(b) Upon the occurrence of a Change in Control (as defined below), and without further notice to Borrower, all unpaid principal, plus all accrued interest and other amounts due hereunder, shall become immediately due and payable. For purposes hereof, a “Change in Control” means a sale of all or substantially all of Borrower’s assets, or a merger, consolidation, significant equity financing, or other capital reorganization of Borrower with or into another company; provided however that a merger, consolidation, significant equity financing, or other capital reorganization in which the holders of the equity of Borrower outstanding immediately prior to such transaction continue to hold (either by the voting securities remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of Borrower, or such surviving entity, outstanding immediately after such transaction shall not constitute a Change in Control.

8. UNCONDITIONAL OBLIGATION; NO OFFSET. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset, deduction or counterclaim of any kind. Borrower hereby waives any rights of offset it now has or may have hereafter against Lender, its successors and assigns, and agrees to make all payments due hereunder in accordance with the terms of this Note.

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9. NO USURY. Notwithstanding any other provision contained in this Note or in any instrument given to evidence the obligations evidenced hereby: (a) the rates of interest and charges provided for herein and therein shall in no event exceed the rates and charges which result in interest being charged at a rate equaling the maximum allowed by law; and (b) if, for any reason whatsoever, Lender ever receives as interest in connection with the transaction of which this Note is a part an amount which would result in interest being charged at a rate exceeding the maximum allowed by law, such amount or portion thereof as would otherwise be excessive interest shall automatically be applied toward reduction of the unpaid principal balance then outstanding hereunder and not toward payment of interest.

10. ATTORNEYS’ FEES. If this Note is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Lender otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note, then Borrower shall pay the costs incurred by Lender for such collection, enforcement or action including, without limitation, reasonable attorneys’ fees and disbursements.

11. GOVERNING LAW; VENUE. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Utah. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

12. ARBITRATION OF DISPUTES. Borrower agrees that any dispute arising under this Note shall be subject to the Arbitration Provisions (as defined in the Purchase Agreement) set forth as an exhibit to the Purchase Agreement.

13. WAIVERS. Borrower hereby waives presentment, notice of nonpayment, notice of dishonor, protest, demand and diligence.

14. LOSS OR MUTILATION. On receipt by Borrower of evidence reasonably satisfactory to Borrower of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction of this Note, on delivery of an indemnity agreement reasonably satisfactory in form and amount to Borrower or, in the case of any such mutilation, on surrender and cancellation of such Note, Borrower at its expense will execute and deliver, in lieu thereof, a new Note of like tenor.

15. NOTICES. Any notice required or permitted hereunder shall be given in the manner provided in the subsection titled “Notices” in the Purchase Agreement, the terms of which are incorporated herein by this reference.

16. AMENDMENT AND WAIVER. This Note and its terms and conditions may be amended, waived or modified only in writing by Borrower and Lender.

17. SEVERABILITY. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Note shall remain in full force and effect.

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18. ASSIGNMENTS. Borrower may not assign this Note without the prior written consent of Lender. This Note may be offered, sold, assigned or transferred by Lender without the consent of Borrower.

19. FINAL NOTE. This Note, together with the other Transaction Documents, contains the complete understanding and agreement of Borrower and Lender and supersedes all prior representations, warranties, agreements, arrangements, understandings, and negotiations. THIS NOTE, TOGETHER WITH THE OTHER TRANSACTION DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

20. WAIVER OF JURY TRIAL. BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, BORROWER ACKNOWLEDGES THAT IT KNOWINGLY AND VOLUNTARILY IS WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

21. TIME IS OF THE ESSENCE. Time is of the essence of this Note and each and every provision hereof in which time is an element.

22. LIQUIDATED DAMAGES. Lender and Borrower agree that in the event Borrower fails to comply with any of the terms or provisions of this Note, Lender’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates and other relevant factors. Accordingly, Lender and Borrower agree that any fees, balance adjustments, default interest or other charges assessed under this Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages.

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IN WITNESS WHEREOF, Borrower has caused this Note to be issued as of the date first set forth above.

BORROWER:

CEMTREX INC.

By:	/s/ Saagar Govil
Name:	Saagar Govil
Title:	CEO

[Signature Page to Promissory Note]

CEMTREX INC.

SECRETARY’ S CERTIFICATE

I hereby certify that I am the duly elected, qualified and acting Secretary of Cemtrex Inc., a Delaware corporation (“Company”), and I am authorized to execute this Secretary’s Certificate (this “Certificate”) on behalf of Company. This Certificate is delivered in connection with that certain Securities Purchase Agreement dated February 22, 2022 (the “Purchase Agreement”), by and between Company and Streeterville Capital, LLC, a Utah limited liability company.

Solely in my capacity as Secretary, I certify that Schedule 1 attached hereto is a true, accurate and complete copy of all of the resolutions adopted by the Board of Directors of Company (the “Resolutions”) approving and authorizing the execution, delivery and performance of the Purchase Agreement and related documents to which Company is a party on the date hereof, and the transactions contemplated thereby. Such Resolutions have not been amended, rescinded or modified since their adoption and remain in effect as of the date hereof.

IN WITNESS WHEREOF, I have made this Secretary’s Certificate effective as of February 22, 2022.

Cemtrex Inc.

/s/ Paul Wyckoff
Printed Name: Paul Wyckoff
Title: Secretary

Schedule 1

BOARD RESOLUTIONS

CEMTREX INC.

RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS

Effective February 22, 2022

APPROVAL OF FINANCING

WHEREAS, the Board of Directors (the “Board”) of Cemtrex Inc., a Delaware corporation (“Company”), has determined that it is in the best interests of Company to seek financing in the amount of $8,000,000.00 through the issuance and sale to Streeterville Capital, LLC, a Utah limited liability company (“Investor”), of 1,000,000 shares of Company’s common stock (the “Commitment Shares”) and a Promissory Note (the “Financing”);

WHEREAS, the terms of the Financing are reflected in a Securities Purchase Agreement substantially in the form attached hereto as Exhibit A (the “Purchase Agreement”), a Promissory Note issued by Company to Investor in the original principal amount of $9,205,000.00 substantially in the form attached hereto as Exhibit B (the “Note”), and all other agreements, certificates, instruments and documents being or to be executed and delivered under or in connection with the Financing (collectively, the “Financing Documents”); and

WHEREAS, the Board, having received and reviewed the Financing Documents, believes that it is in the best interests of Company and the stockholders to approve the Financing and the Financing Documents and authorize the officers of Company to execute such documents.

NOW, THEREFORE, BE IT:

RESOLVED, that the Financing is hereby approved and determined to be in the best interests of Company and its stockholders;

RESOLVED FURTHER, that the form, terms and provisions of the Financing Documents (including all exhibits, schedules and other attachments thereto) are hereby ratified, confirmed and approved;

RESOLVED FURTHER, that the Note shall be duly and validly issued upon the issuance and delivery thereof in accordance with the Purchase Agreement;

RESOLVED FURTHER, that the Commitment Shares shall be duly authorized, validly issued, fully paid for and non-assessable upon the issuance and delivery thereof in accordance with the Purchase Agreement;

RESOLVED FURTHER, that each of the officers of Company be, and each of them hereby is, authorized to execute and deliver in the name of and on behalf of Company, each of the Financing Documents and any other related agreements (with such additions to, modifications to, or deletions from such documents as the officer approves, such approval to be conclusively evidenced by such execution and delivery), to conform Company’s minute books and other records to the matters set forth in these resolutions, and to take all other actions on behalf of Company as any of them deem necessary, required, or advisable with respect to the matters set forth in these resolutions;

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RESOLVED FURTHER, that the Board hereby determines that all acts and deeds previously performed by the Board and other officers of Company relating to the foregoing matters prior to the date of these resolutions are ratified, confirmed and approved in all respects as the authorized acts and deeds of Company; and

RESOLVED FURTHER, that all prior actions or resolutions of Company’s directors that are inconsistent with the foregoing are hereby amended, corrected and restated to the extent required to be consistent herewith.

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EXHIBITS ATTACHED TO BOARD RESOLUTIONS:

Exhibit A PURCHASE AGREEMENT

Exhibit B NOTE

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EXHIBIT C

ARBITRATION PROVISIONS

1. Dispute Resolution. For purposes of this Exhibit C, the term “Claims” means any disputes, claims, demands, causes of action, requests for injunctive relief, requests for specific performance, liabilities, damages, losses, or controversies whatsoever arising from, related to, or connected with the transactions contemplated in the Transaction Documents and any communications between the parties related thereto, including without limitation any claims of mutual mistake, mistake, fraud, misrepresentation, failure of formation, failure of consideration, promissory estoppel, unconscionability, failure of condition precedent, rescission, and any statutory claims, tort claims, contract claims, or claims to void, invalidate or terminate the Agreement (or these Arbitration Provisions (defined below)) or any of the other Transaction Documents. The term “Claims” specifically excludes a dispute over Calculations. The parties to the Agreement (the “parties”) hereby agree that the arbitration provisions set forth in this Exhibit C (“Arbitration Provisions”) are binding on each of them. As a result, any attempt to rescind the Agreement (or these Arbitration Provisions) or declare the Agreement (or these Arbitration Provisions) or any other Transaction Document invalid or unenforceable for any reason is subject to these Arbitration Provisions. These Arbitration Provisions shall also survive any termination or expiration of the Agreement. Any capitalized term not defined in these Arbitration Provisions shall have the meaning set forth in the Agreement.

2. Arbitration. Except as otherwise provided herein, all Claims must be submitted to arbitration (“Arbitration”) to be conducted exclusively in Salt Lake County, Utah and pursuant to the terms set forth in these Arbitration Provisions. Subject to the arbitration appeal right provided for in Paragraph 5 below (the “Appeal Right”), the parties agree that the award of the arbitrator rendered pursuant to Paragraph 4 below (the “Arbitration Award”) shall be (a) final and binding upon the parties, (b) the sole and exclusive remedy between them regarding any Claims, counterclaims, issues, or accountings presented or pleaded to the arbitrator, and (c) promptly payable in United States dollars free of any tax, deduction or offset (with respect to monetary awards). Subject to the Appeal Right, any costs or fees, including without limitation attorneys’ fees, incurred in connection with or incident to enforcing the Arbitration Award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. The Arbitration Award shall include default interest (as defined or otherwise provided for in the Note, “Default Interest”) (with respect to monetary awards) at the rate specified in the Note for Default Interest both before and after the Arbitration Award. Judgment upon the Arbitration Award will be entered and enforced by any state or federal court sitting in Salt Lake County, Utah.

3. The Arbitration Act. The parties hereby incorporate herein the provisions and procedures set forth in the Utah Uniform Arbitration Act, U.C.A. § 78B-11-101 et seq. (as amended or superseded from time to time, the “Arbitration Act”). Notwithstanding the foregoing, pursuant to, and to the maximum extent permitted by, Section 105 of the Arbitration Act, in the event of conflict or variation between the terms of these Arbitration Provisions and the provisions of the Arbitration Act, the terms of these Arbitration Provisions shall control and the parties hereby waive or otherwise agree to vary the effect of all requirements of the Arbitration Act that may conflict with or vary from these Arbitration Provisions.

4. Arbitration Proceedings. Arbitration between the parties will be subject to the following:

4.1 Initiation of Arbitration. Pursuant to Section 110 of the Arbitration Act, the parties agree that a party may initiate Arbitration by giving written notice to the other party (“Arbitration Notice”) in the same manner that notice is permitted under Section 8.13 of the Agreement; provided, however, that the Arbitration Notice may not be given by email or fax. Arbitration will be deemed initiated as of the date that the Arbitration Notice is deemed delivered to such other party under Section 8.13 of the Agreement (the “Service Date”). After the Service Date, information may be delivered, and notices may be given, by email or fax pursuant to Section 8.13 of the Agreement or any other method permitted thereunder. The Arbitration Notice must describe the nature of the controversy, the remedies sought, and the election to commence Arbitration proceedings. All Claims in the Arbitration Notice must be pleaded consistent with the Utah Rules of Civil Procedure.

4.2 Selection and Payment of Arbitrator.

(a) Within ten (10) calendar days after the Service Date, Investor shall select and submit to Company the names of three (3) arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Services (http://www.utahadrservices.com) (such three (3) designated persons hereunder are referred to herein as the “Proposed Arbitrators”). For the avoidance of doubt, each Proposed Arbitrator must be qualified as a “neutral” with Utah ADR Services. Within five (5) calendar days after Investor has submitted to Company the names of the Proposed Arbitrators, Company must select, by written notice to Investor, one (1) of the Proposed Arbitrators to act as the arbitrator for the parties under these Arbitration Provisions. If Company fails to select one of the Proposed Arbitrators in writing within such 5-day period, then Investor may select the arbitrator from the Proposed Arbitrators by providing written notice of such selection to Company.

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(b) If Investor fails to submit to Company the Proposed Arbitrators within ten (10) calendar days after the Service Date pursuant to subparagraph (a) above, then Company may at any time prior to Investor so designating the Proposed Arbitrators, identify the names of three (3) arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Service by written notice to Investor. Investor may then, within five (5) calendar days after Company has submitted notice of its Proposed Arbitrators to Investor, select, by written notice to Company, one (1) of the Proposed Arbitrators to act as the arbitrator for the parties under these Arbitration Provisions. If Investor fails to select in writing and within such 5-day period one (1) of the three (3) Proposed Arbitrators selected by Company, then Company may select the arbitrator from its three (3) previously selected Proposed Arbitrators by providing written notice of such selection to Investor.

(c) If a Proposed Arbitrator chosen to serve as arbitrator declines or is otherwise unable to serve as arbitrator, then the party that selected such Proposed Arbitrator may select one (1) of the other three (3) Proposed Arbitrators within three (3) calendar days of the date the chosen Proposed Arbitrator declines or notifies the parties he or she is unable to serve as arbitrator. If all three (3) Proposed Arbitrators decline or are otherwise unable to serve as arbitrator, then the arbitrator selection process shall begin again in accordance with this Paragraph 4.2.

(d) The date that the Proposed Arbitrator selected pursuant to this Paragraph 4.2 agrees in writing (including via email) delivered to both parties to serve as the arbitrator hereunder is referred to herein as the “Arbitration Commencement Date”. If an arbitrator resigns or is unable to act during the Arbitration, a replacement arbitrator shall be chosen in accordance with this Paragraph 4.2 to continue the Arbitration. If Utah ADR Services ceases to exist or to provide a list of neutrals and there is no successor thereto, then the arbitrator shall be selected under the then prevailing rules of the American Arbitration Association.

(e) Subject to Paragraph 4.10 below, the cost of the arbitrator must be paid equally by both parties. Subject to Paragraph 4.10 below, if one party refuses or fails to pay its portion of the arbitrator fee, then the other party can advance such unpaid amount (subject to the accrual of Default Interest thereupon), with such amount being added to or subtracted from, as applicable, the Arbitration Award.

4.3 Applicability of Certain Utah Rules. The parties agree that the Arbitration shall be conducted generally in accordance with the Utah Rules of Civil Procedure and the Utah Rules of Evidence. More specifically, the Utah Rules of Civil Procedure shall apply, without limitation, to the filing of any pleadings, motions or memoranda, the conducting of discovery, and the taking of any depositions. The Utah Rules of Evidence shall apply to any hearings, whether telephonic or in person, held by the arbitrator. Notwithstanding the foregoing, it is the parties’ intent that the incorporation of such rules will in no event supersede these Arbitration Provisions. In the event of any conflict between the Utah Rules of Civil Procedure or the Utah Rules of Evidence and these Arbitration Provisions, these Arbitration Provisions shall control.

4.4 Answer and Default. An answer and any counterclaims to the Arbitration Notice shall be required to be delivered to the party initiating the Arbitration within twenty (20) calendar days after the Arbitration Commencement Date. If an answer is not delivered by the required deadline, the arbitrator must provide written notice to the defaulting party stating that the arbitrator will enter a default award against such party if such party does not file an answer within five (5) calendar days of receipt of such notice. If an answer is not filed within the five (5) day extension period, the arbitrator must render a default award, consistent with the relief requested in the Arbitration Notice, against a party that fails to submit an answer within such time period.

4.5 Related Litigation. The party that delivers the Arbitration Notice to the other party shall have the option to also commence concurrent legal proceedings with any state or federal court sitting in Salt Lake County, Utah (“Litigation Proceedings”), subject to the following: (a) the complaint in the Litigation Proceedings is to be substantially similar to the claims set forth in the Arbitration Notice, provided that an additional cause of action to compel arbitration will also be included therein, (b) so long as the other party files an answer to the complaint in the Litigation Proceedings and an answer to the Arbitration Notice, the Litigation Proceedings will be stayed pending an Arbitration Award (or Appeal Panel Award (defined below), as applicable) hereunder, (c) if the other party fails to file an answer in the Litigation Proceedings or an answer in the Arbitration proceedings, then the party initiating Arbitration shall be entitled to a default judgment consistent with the relief requested, to be entered in the Litigation Proceedings, and (d) any legal or procedural issue arising under the Arbitration Act that requires a decision of a court of competent jurisdiction may be determined in the Litigation Proceedings. Any award of the arbitrator (or of the Appeal Panel (defined below)) may be entered in such Litigation Proceedings pursuant to the Arbitration Act.

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4.6 Discovery. Pursuant to Section 118(8) of the Arbitration Act, the parties agree that discovery shall be conducted as follows:

(a) Written discovery will only be allowed if the likely benefits of the proposed written discovery outweigh the burden or expense thereof, and the written discovery sought is likely to reveal information that will satisfy a specific element of a claim or defense already pleaded in the Arbitration. The party seeking written discovery shall always have the burden of showing that all of the standards and limitations set forth in these Arbitration Provisions are satisfied. The scope of discovery in the Arbitration proceedings shall also be limited as follows:

(i) To facts directly connected with the transactions contemplated by the Agreement.

(ii) To facts and information that cannot be obtained from another source or in another manner that is more convenient, less burdensome or less expensive than in the manner requested.

(b) No party shall be allowed (i) more than fifteen (15) interrogatories (including discrete subparts), (ii) more than fifteen (15) requests for admission (including discrete subparts), (iii) more than ten (10) document requests (including discrete subparts), or (iv) more than three (3) depositions (excluding expert depositions) for a maximum of seven (7) hours per deposition. The costs associated with depositions will be borne by the party taking the deposition. The party defending the deposition will submit a notice to the party taking the deposition of the estimated attorneys’ fees that such party expects to incur in connection with defending the deposition. If the party defending the deposition fails to submit an estimate of attorneys’ fees within five (5) calendar days of its receipt of a deposition notice, then such party shall be deemed to have waived its right to the estimated attorneys’ fees. The party taking the deposition must pay the party defending the deposition the estimated attorneys’ fees prior to taking the deposition, unless such obligation is deemed to be waived as set forth in the immediately preceding sentence. If the party taking the deposition believes that the estimated attorneys’ fees are unreasonable, such party may submit the issue to the arbitrator for a decision. All depositions will be taken in Utah.

(c) All discovery requests (including document production requests included in deposition notices) must be submitted in writing to the arbitrator and the other party. The party submitting the written discovery requests must include with such discovery requests a detailed explanation of how the proposed discovery requests satisfy the requirements of these Arbitration Provisions and the Utah Rules of Civil Procedure. The receiving party will then be allowed, within five (5) calendar days of receiving the proposed discovery requests, to submit to the arbitrator an estimate of the attorneys’ fees and costs associated with responding to such written discovery requests and a written challenge to each applicable discovery request. After receipt of an estimate of attorneys’ fees and costs and/or challenge(s) to one or more discovery requests, consistent with subparagraph (c) above, the arbitrator will within three (3) calendar days make a finding as to the likely attorneys’ fees and costs associated with responding to the discovery requests and issue an order that (i) requires the requesting party to prepay the attorneys’ fees and costs associated with responding to the discovery requests, and (ii) requires the responding party to respond to the discovery requests as limited by the arbitrator within twenty-five (25) calendar days of the arbitrator’s finding with respect to such discovery requests. If a party entitled to submit an estimate of attorneys’ fees and costs and/or a challenge to discovery requests fails to do so within such 5-day period, the arbitrator will make a finding that (A) there are no attorneys’ fees or costs associated with responding to such discovery requests, and (B) the responding party must respond to such discovery requests (as may be limited by the arbitrator) within twenty-five (25) calendar days of the arbitrator’s finding with respect to such discovery requests. Any party submitting any written discovery requests, including without limitation interrogatories, requests for production subpoenas to a party or a third party, or requests for admissions, must prepay the estimated attorneys’ fees and costs, before the responding party has any obligation to produce or respond to the same, unless such obligation is deemed waived as set forth above.

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(d) In order to allow a written discovery request, the arbitrator must find that the discovery request satisfies the standards set forth in these Arbitration Provisions and the Utah Rules of Civil Procedure. The arbitrator must strictly enforce these standards. If a discovery request does not satisfy any of the standards set forth in these Arbitration Provisions or the Utah Rules of Civil Procedure, the arbitrator may modify such discovery request to satisfy the applicable standards, or strike such discovery request in whole or in part.

(e) Each party may submit expert reports (and rebuttals thereto), provided that such reports must be submitted within sixty (60) days of the Arbitration Commencement Date. Each party will be allowed a maximum of two (2) experts. Expert reports must contain the following: (i) a complete statement of all opinions the expert will offer at trial and the basis and reasons for them; (ii) the expert’s name and qualifications, including a list of all the expert’s publications within the preceding ten (10) years, and a list of any other cases in which the expert has testified at trial or in a deposition or prepared a report within the preceding ten (10) years; and (iii) the compensation to be paid for the expert’s report and testimony. The parties are entitled to depose any other party’s expert witness one (1) time for no more than four (4) hours. An expert may not testify in a party’s case-in-chief concerning any matter not fairly disclosed in the expert report.

4.6 Dispositive Motions. Each party shall have the right to submit dispositive motions pursuant Rule 12 or Rule 56 of the Utah Rules of Civil Procedure (a “Dispositive Motion”). The party submitting the Dispositive Motion may, but is not required to, deliver to the arbitrator and to the other party a memorandum in support (the “Memorandum in Support”) of the Dispositive Motion. Within seven (7) calendar days of delivery of the Memorandum in Support, the other party shall deliver to the arbitrator and to the other party a memorandum in opposition to the Memorandum in Support (the “Memorandum in Opposition”). Within seven (7) calendar days of delivery of the Memorandum in Opposition, as applicable, the party that submitted the Memorandum in Support shall deliver to the arbitrator and to the other party a reply memorandum to the Memorandum in Opposition (“Reply Memorandum”). If the applicable party shall fail to deliver the Memorandum in Opposition as required above, or if the other party fails to deliver the Reply Memorandum as required above, then the applicable party shall lose its right to so deliver the same, and the Dispositive Motion shall proceed regardless.

4.7 Confidentiality. All information disclosed by either party (or such party’s agents) during the Arbitration process (including without limitation information disclosed during the discovery process or any Appeal (defined below)) shall be considered confidential in nature. Each party agrees not to disclose any confidential information received from the other party (or its agents) during the Arbitration process (including without limitation during the discovery process or any Appeal) unless (a) prior to or after the time of disclosure such information becomes public knowledge or part of the public domain, not as a result of any inaction or action of the receiving party or its agents, (b) such information is required by a court order, subpoena or similar legal duress to be disclosed if such receiving party has notified the other party thereof in writing and given it a reasonable opportunity to obtain a protective order from a court of competent jurisdiction prior to disclosure, or (c) such information is disclosed to the receiving party’s agents, representatives and legal counsel on a need to know basis who each agree in writing not to disclose such information to any third party. Pursuant to Section 118(5) of the Arbitration Act, the arbitrator is hereby authorized and directed to issue a protective order to prevent the disclosure of privileged information and confidential information upon the written request of either party.

4.8 Authorization; Timing; Scheduling Order. Subject to all other portions of these Arbitration Provisions, the parties hereby authorize and direct the arbitrator to take such actions and make such rulings as may be necessary to carry out the parties’ intent for the Arbitration proceedings to be efficient and expeditious. Pursuant to Section 120 of the Arbitration Act, the parties hereby agree that an Arbitration Award must be made within one hundred twenty (120) calendar days after the Arbitration Commencement Date. The arbitrator is hereby authorized and directed to hold a scheduling conference within ten (10) calendar days after the Arbitration Commencement Date in order to establish a scheduling order with various binding deadlines for discovery, expert testimony, and the submission of documents by the parties to enable the arbitrator to render a decision prior to the end of such 120-day period.

4.9 Relief. The arbitrator shall have the right to award or include in the Arbitration Award (or in a preliminary ruling) any relief which the arbitrator deems proper under the circumstances, including, without limitation, specific performance and injunctive relief, provided that the arbitrator may not award exemplary or punitive damages.

4.10 Fees and Costs. As part of the Arbitration Award, the arbitrator is hereby directed to require the losing party (the party being awarded the least amount of money by the arbitrator, which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any party) to (a) pay the full amount of any unpaid costs and fees of the Arbitration, and (b) reimburse the prevailing party for all reasonable attorneys’ fees, arbitrator costs and fees, deposition costs, other discovery costs, and other expenses, costs or fees paid or otherwise incurred by the prevailing party in connection with the Arbitration.

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5. Arbitration Appeal.

5.1 Initiation of Appeal. Following the entry of the Arbitration Award, either party (the “Appellant”) shall have a period of thirty (30) calendar days in which to notify the other party (the “Appellee”), in writing, that the Appellant elects to appeal (the “Appeal”) the Arbitration Award (such notice, an “Appeal Notice”) to a panel of arbitrators as provided in Paragraph 5.2 below. The date the Appellant delivers an Appeal Notice to the Appellee is referred to herein as the “Appeal Date”. The Appeal Notice must be delivered to the Appellee in accordance with the provisions of Paragraph 4.1 above with respect to delivery of an Arbitration Notice. In addition, together with delivery of the Appeal Notice to the Appellee, the Appellant must also pay for (and provide proof of such payment to the Appellee together with delivery of the Appeal Notice) a bond in the amount of 110% of the sum the Appellant owes to the Appellee as a result of the Arbitration Award the Appellant is appealing. In the event an Appellant delivers an Appeal Notice to the Appellee (together with proof of payment of the applicable bond) in compliance with the provisions of this Paragraph 5.1, the Appeal will occur as a matter of right and, except as specifically set forth herein, will not be further conditioned. In the event a party does not deliver an Appeal Notice (along with proof of payment of the applicable bond) to the other party within the deadline prescribed in this Paragraph 5.1, such party shall lose its right to appeal the Arbitration Award. If no party delivers an Appeal Notice (along with proof of payment of the applicable bond) to the other party within the deadline described in this Paragraph 5.1, the Arbitration Award shall be final. The parties acknowledge and agree that any Appeal shall be deemed part of the parties’ agreement to arbitrate for purposes of these Arbitration Provisions and the Arbitration Act.

5.2 Selection and Payment of Appeal Panel. In the event an Appellant delivers an Appeal Notice to the Appellee (together with proof of payment of the applicable bond) in compliance with the provisions of Paragraph 5.1 above, the Appeal will be heard by a three (3) person arbitration panel (the “Appeal Panel”).

(a) Within ten (10) calendar days after the Appeal Date, the Appellee shall select and submit to the Appellant the names of five (5) arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Services (http://www.utahadrservices.com) (such five (5) designated persons hereunder are referred to herein as the “Proposed Appeal Arbitrators”). For the avoidance of doubt, each Proposed Appeal Arbitrator must be qualified as a “neutral” with Utah ADR Services, and shall not be the arbitrator who rendered the Arbitration Award being appealed (the “Original Arbitrator”). Within five (5) calendar days after the Appellee has submitted to the Appellant the names of the Proposed Appeal Arbitrators, the Appellant must select, by written notice to the Appellee, three (3) of the Proposed Appeal Arbitrators to act as the members of the Appeal Panel. If the Appellant fails to select three (3) of the Proposed Appeal Arbitrators in writing within such 5-day period, then the Appellee may select such three (3) arbitrators from the Proposed Appeal Arbitrators by providing written notice of such selection to the Appellant.

(b) If the Appellee fails to submit to the Appellant the names of the Proposed Appeal Arbitrators within ten (10) calendar days after the Appeal Date pursuant to subparagraph (a) above, then the Appellant may at any time prior to the Appellee so designating the Proposed Appeal Arbitrators, identify the names of five (5) arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Service (none of whom may be the Original Arbitrator) by written notice to the Appellee. The Appellee may then, within five (5) calendar days after the Appellant has submitted notice of its selected arbitrators to the Appellee, select, by written notice to the Appellant, three (3) of such selected arbitrators to serve on the Appeal Panel. If the Appellee fails to select in writing within such 5-day period three (3) of the arbitrators selected by the Appellant to serve as the members of the Appeal Panel, then the Appellant may select the three (3) members of the Appeal Panel from the Appellant’s list of five (5) arbitrators by providing written notice of such selection to the Appellee.

(c) If a selected Proposed Appeal Arbitrator declines or is otherwise unable to serve, then the party that selected such Proposed Appeal Arbitrator may select one (1) of the other five (5) designated Proposed Appeal Arbitrators within three (3) calendar days of the date a chosen Proposed Appeal Arbitrator declines or notifies the parties he or she is unable to serve as an arbitrator. If at least three (3) of the five (5) designated Proposed Appeal Arbitrators decline or are otherwise unable to serve, then the Proposed Appeal Arbitrator selection process shall begin again in accordance with this Paragraph 5.2; provided, however, that any Proposed Appeal Arbitrators who have already agreed to serve shall remain on the Appeal Panel.

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(d) The date that all three (3) Proposed Appeal Arbitrators selected pursuant to this Paragraph 5.2 agree in writing (including via email) delivered to both the Appellant and the Appellee to serve as members of the Appeal Panel hereunder is referred to herein as the “Appeal Commencement Date”. No later than five(5) calendar days after the Appeal Commencement Date, the Appellee shall designate in writing (including via email) to the Appellant and the Appeal Panel the name of one (1) of the three (3) members of the Appeal Panel to serve as the lead arbitrator in the Appeal proceedings. Each member of the Appeal Panel shall be deemed an arbitrator for purposes of these Arbitration Provisions and the Arbitration Act, provided that, in conducting the Appeal, the Appeal Panel may only act or make determinations upon the approval or vote of no less than the majority vote of its members, as announced or communicated by the lead arbitrator on the Appeal Panel. If an arbitrator on the Appeal Panel ceases or is unable to act during the Appeal proceedings, a replacement arbitrator shall be chosen in accordance with Paragraph 5.2 above to continue the Appeal as a member of the Appeal Panel. If Utah ADR Services ceases to exist or to provide a list of neutrals, then the arbitrators for the Appeal Panel shall be selected under the then prevailing rules of the American Arbitration Association.

(d) Subject to Paragraph 5.7 below, the cost of the Appeal Panel must be paid entirely by the Appellant.

5.3 Appeal Procedure. The Appeal will be deemed an appeal of the entire Arbitration Award. In conducting the Appeal, the Appeal Panel shall conduct a de novo review of all Claims described or otherwise set forth in the Arbitration Notice. Subject to the foregoing and all other provisions of this Paragraph 5, the Appeal Panel shall conduct the Appeal in a manner the Appeal Panel considers appropriate for a fair and expeditious disposition of the Appeal, may hold one or more hearings and permit oral argument, and may review all previous evidence and discovery, together with all briefs, pleadings and other documents filed with the Original Arbitrator (as well as any documents filed with the Appeal Panel pursuant to Paragraph 5.4(a) below). Notwithstanding the foregoing, in connection with the Appeal, the Appeal Panel shall not permit the parties to conduct any additional discovery or raise any new Claims to be arbitrated, shall not permit new witnesses or affidavits, and shall not base any of its findings or determinations on the Original Arbitrator’s findings or the Arbitration Award.

5.4 Timing.

(a) Within seven (7) calendar days of the Appeal Commencement Date, the Appellant (i) shall deliver or cause to be delivered to the Appeal Panel copies of the Appeal Notice, all discovery conducted in connection with the Arbitration, and all briefs, pleadings and other documents filed with the Original Arbitrator (which material Appellee shall have the right to review and supplement if necessary), and (ii) may, but is not required to, deliver to the Appeal Panel and to the Appellee a Memorandum in Support of the Appellant’s arguments concerning or position with respect to all Claims, counterclaims, issues, or accountings presented or pleaded in the Arbitration. Within seven (7) calendar days of the Appellant’s delivery of the Memorandum in Support, as applicable, the Appellee shall deliver to the Appeal Panel and to the Appellant a Memorandum in Opposition to the Memorandum in Support. Within seven (7) calendar days of the Appellee’s delivery of the Memorandum in Opposition, as applicable, the Appellant shall deliver to the Appeal Panel and to the Appellee a Reply Memorandum to the Memorandum in Opposition. If the Appellant shall fail to substantially comply with the requirements of clause (i) of this subparagraph (a), the Appellant shall lose its right to appeal the Arbitration Award, and the Arbitration Award shall be final. If the Appellee shall fail to deliver the Memorandum in Opposition as required above, or if the Appellant shall fail to deliver the Reply Memorandum as required above, then the Appellee or the Appellant, as the case may be, shall lose its right to so deliver the same, and the Appeal shall proceed regardless.

(b) Subject to subparagraph (a) above, the parties hereby agree that the Appeal must be heard by the Appeal Panel within thirty (30) calendar days of the Appeal Commencement Date, and that the Appeal Panel must render its decision within thirty (30) calendar days after the Appeal is heard (and in no event later than sixty (60) calendar days after the Appeal Commencement Date).

5.5 Appeal Panel Award. The Appeal Panel shall issue its decision (the “Appeal Panel Award”) through the lead arbitrator on the Appeal Panel. Notwithstanding any other provision contained herein, the Appeal Panel Award shall (a) supersede in its entirety and make of no further force or effect the Arbitration Award (provided that any protective orders issued by the Original Arbitrator shall remain in full force and effect), (b) be final and binding upon the parties, with no further rights of appeal, (c) be the sole and exclusive remedy between the parties regarding any Claims, counterclaims, issues, or accountings presented or pleaded in the Arbitration, and (d) be promptly payable in United States dollars free of any tax, deduction or offset (with respect to monetary awards). Any costs or fees, including without limitation attorneys’ fees, incurred in connection with or incident to enforcing the Appeal Panel Award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. The Appeal Panel Award shall include Default Interest (with respect to monetary awards) at the rate specified in the Note for Default Interest both before and after the Arbitration Award. Judgment upon the Appeal Panel Award will be entered and enforced by a state or federal court sitting in Salt Lake County, Utah.

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5.6 Relief. The Appeal Panel shall have the right to award or include in the Appeal Panel Award any relief which the Appeal Panel deems proper under the circumstances, including, without limitation, specific performance and injunctive relief, provided that the Appeal Panel may not award exemplary or punitive damages.

5.7 Fees and Costs. As part of the Appeal Panel Award, the Appeal Panel is hereby directed to require the losing party (the party being awarded the least amount of money by the arbitrator, which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any party) to (a) pay the full amount of any unpaid costs and fees of the Arbitration and the Appeal Panel, and (b) reimburse the prevailing party (the party being awarded the most amount of money by the Appeal Panel, which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any part) the reasonable attorneys’ fees, arbitrator and Appeal Panel costs and fees, deposition costs, other discovery costs, and other expenses, costs or fees paid or otherwise incurred by the prevailing party in connection with the Arbitration (including without limitation in connection with the Appeal).

6. Miscellaneous.

6.1 Severability. If any part of these Arbitration Provisions is found to violate or be illegal under applicable law, then such provision shall be modified to the minimum extent necessary to make such provision enforceable under applicable law, and the remainder of the Arbitration Provisions shall remain unaffected and in full force and effect.

6.2 Governing Law. These Arbitration Provisions shall be governed by the laws of the State of Utah without regard to the conflict of laws principles therein.

6.3 Interpretation. The headings of these Arbitration Provisions are for convenience of reference only and shall not form part of, or affect the interpretation of, these Arbitration Provisions.

6.4 Waiver. No waiver of any provision of these Arbitration Provisions shall be effective unless it is in the form of a writing signed by the party granting the waiver.

6.5 Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of these Arbitration Provisions.

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